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EXHIBIT 31.01

                                 CERTIFICATIONS

I, Gerald A. Nathe, certify that:

     1. I have reviewed this Amendment on Form 10-Q/A to the Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005 of Baldwin Technology Company, Inc. ("the registrant");

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


                                        /s/ Gerald A. Nathe
                                        ----------------------------------------
                                        Gerald A. Nathe
                                        Chairman and Chief Executive Officer

Date: September 27, 2006